EXHIBIT 10.27

AMENDMENT TO LETTER AGREEMENT

This amendment, dated as of February 23, 2023 (this “Amendment”), is entered into by and among Roth CH Acquisition IV Co., a Delaware corporation (“ROCG”), Roth Capital Partners, LLC (“Roth”), Craig-Hallum Capital Group LLC (“Craig-Hallum”), and Tigo Energy, Inc., a Delaware corporation (“Tigo”) to amend the letter agreement dated December 5, 2022  by and among ROCG, Roth, Craig-Hallum, and Tigo (the “BCMA Termination Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to them in the BCMA Termination Agreement.

RECITALS

WHEREAS, ROCG, Roth, and Craig-Hallum Tigo previously entered into that certain business combination marketing agreement, dated as of August 5, 2021 (the “BCMA”) whereby, among other things, ROCG agreed to pay Roth and Craig-Hallum a fee of 4.5% of the of the gross proceeds received by ROCG in its initial public offering in exchange for services to be performed by Roth and Craig-Hallum related to ROCG’s initial business combination;

WHEREAS, in connection with the entry into the Merger Agreement on December 5, 2022, ROCG, Roth, Craig-Hallum agreed to terminate the BCMA pursuant to the terms of the BCMA Termination Agreement whereby Tigo and ROCG mutually agreed Roth would be issued a number of Advisor Shares upon the closing of the Business combination based partially on the amount of Equity Raised prior to the Business Combination; and

WHEREAS, the parties desire to enter into this Amendment to amend Schedule I to the BCMA Termination Agreement on terms and conditions set forth herein.

1.Amendment to BCMA Termination Agreement. Schedule I to the BCMA Termination Agreement is hereby deleted in its entirety and replaced by Schedule I attached hereto.

Miscellaneous.

(a)Governing Law.  This Amendment shall be governed in all respects by the internal laws of the State of New York, without regard to principles of conflicts of law.

Successors and Assigns.  The provisions hereof shall inure to the benefit of the parties and their respective successors, administrators, executors, representatives and heirs.

(b)Entire Agreement. This Amendment and the Purchase Agreement constitute the full and entire agreement between the parties with regard to the subject matter hereof.

(c)Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(Signature Page Follows)

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

ROTH CH ACQUISITION IV CO.

By:	/s/ Byron Roth
Name:	Byron Roth
Title:	Co-Chief Executive Officer

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Byron Roth
Name:	Byron Roth
Title:	Chief Executive Officer

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Steve Dyer
Name:	Steve Dyer
Title:	Chief Executive Officer

TIGO ENERGY, INC.

By:	/s/ Zvi Alon
Name:	Zvi Alon
Title:	Chief Executive Officer

[Signature Page to Amendment to BCMA Termination Letter Agreement]

SCHEDULE I

Advisor Share Issuance Based on Equity Raised

I.

In exchange for services rendered in connection with the proposed Business Combination, Roth shall be issued up to 300,000 Advisor Shares, equal to the Fixed Compensation Shares plus a number of Variable Compensation Shares equal to the product of (x) the quotient of Equity Raised divided by $50.0 million, multiplied by (y) 200,000. For example, if Equity Raised equals $31.5 million then total compensation would be the Fixed Compensation Shares plus 126,000 Variable Compensation Shares (calculated as $31.5 million divided by $50 million, multiplied by 200,000) for total Advisor Shares equal to 226,000. For the avoidance of doubt, Roth shall receive 100,000 Fixed Compensation Shares regardless of the amount of Equity Raised, if any.

II.	For purposes of Schedule I:
a.

the term “Equity Raised” means the gross proceeds available to the post-Business Combination Company immediately after the closing of the Business Combination, consisting of: (a) the gross proceeds received from a capital raising transaction involving the equity securities or equity-linked instruments of Tigo, provided, however that the $50.0 million of proceeds from the sale of convertible promissory notes by Tigo to L1 Energy Capital Management S.à.r.l. shall be excluded from the calculation of Equity Raised; (b) the gross proceeds received from a capital raising transaction involving the equity securities of the Company; and (c) the amount remaining in the Company’s trust account after giving effect to any redemptions.

b.	the term “Fixed Compensation Shares” means the 100,000 Advisory Shares issued to Roth in exchange for M&A advisory fees, regardless of the amount of Equity Raised.
c.	the term “Variable Compensation Shares” means up to 200,000 shares issued to Roth based on the amount of Equity Raised.